# POWER OF ATTORNEY

I, Matt Aboud, Officer of Century Aluminum Company (the "Company"), hereby authorize and designate each of John DeZee, Paul Sharobeem and Sherie Lecaj, my agent and attorney-in-fact, with full power of substitution, to:

(1) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or any rule or regulation of the United States Securities and Exchange Commission (the "SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, including: (i) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain such credentials, and legally binding the undersigned for purpose of the Form ID or such other document; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2) prepare and sign on my behalf any Form ID, Form 3, Form 4 or Form 5 and any amendments thereto, under Section 16(a) of the Exchange Act that are necessary or advisable for the undersigned to file under Section 16(a) and file the same with the SEC and each stock exchange on which the Company's stock is listed;

(3) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(4) cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove, or replace users for the undersigned's EDGAR account; and

(5) do anything else which any of them in his or her discretion deems necessary or proper in connection with the foregoing.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-fact's substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-fact's substitute or substitutes or the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act.

This power of attorney shall replace and supersede the power of attorney executed on January 3, 2023.

This power of attorney shall become effective as of the date hereof and shall remain in effect as long as I am subject to Section 16 with respect to the Company and shall not be affected by my subsequent disability or incompetence, unless otherwise revoked in writing by the undersigned.

Date: 9-15-25

Signed: Matt Aboud
Matt Aboud

State of Illinois

County of Cook

This record was acknowledged before me on 09/15/2025 by Matt Aboud.

Notary Seal:

JOCELYN R. ESPINILI
OFFICIAL SEAL
Notary Public, State of Illinois
My Commission Expires
July 26, 2026

Jocelyn R. Espinili
Notary Public Signature